 Exhibit 99.1

FOR IMMEDIATE RELEASE

TUESDAY, AUGUST 11, 2015

SOTHERLY HOTELS INC. REPORTS FINANCIAL RESULTS

FOR THE SECOND QUARTER 2015

Williamsburg, Virginia – August 11, 2015 – Sotherly Hotels Inc. (NASDAQ: SOHO), (“Sotherly” or the “Company”), a self-managed and self-administered lodging real estate investment trust (a “REIT”), today reported its consolidated results for the second quarter ended June 30, 2015. The Company’s results include the following*:

	Three Months ended		Six Months Ended
	June 30, 2015	June 30, 2014	June 30, 2015	June 30, 2014
	($ in thousands except per share data)		($ in thousands except per share data)
Total Revenue	$36,865	$36,340	$67,841	$61,350
Net income attributable to the Company	1,431	2,167	2,006	2,950

EBITDA	10,780	10,523	17,996	16,406
Adjusted EBITDA	10,780	10,523	17,996	16,561
Hotel EBITDA	11,898	11,443	19,713	17,762

FFO	5,137	5,880	8,867	9,456
Adjusted FFO	6,741	6,308	9,974	9,304

Net income (loss) per share attributable to the Company	$0.13	$0.21	$0.19	$0.29
FFO per share and unit	$0.39	$0.45	$0.68	$0.72
Adjusted FFO per share and unit	$0.52	$0.48	$0.76	$0.71

(*)  Earnings before interest, taxes, depreciation and amortization (“EBITDA”), adjusted EBITDA, hotel EBITDA, funds from operations (“FFO”), adjusted FFO, FFO per share and unit and adjusted FFO per share and unit are non-GAAP financial measures. See further discussion of these non-GAAP measures, including definitions related thereto, and reconciliations to net income (loss) later in this press release. All references in this release to the “Company”, “Sotherly”, “we”, “us” and “our” refer to Sotherly Hotels Inc., its operating partnership and its subsidiaries and predecessors, unless the context otherwise requires or where otherwise indicated.

HIGHLIGHTS:

•

 RevPAR. Room revenue per available room (“RevPAR”) for the Company’s wholly-owned properties during the second quarter 2015 increased 3.7% over the second quarter 2014 to $107.33 driven by a 2.3% decrease in occupancy and a 6.1% increase in average daily rate (“ADR”).  For the wholly-owned properties not impacted by renovation activity, RevPAR for the second quarter 2015 increased 7.4% over the second quarter 2014 driven by an increase in 2.7% increase in occupancy and a 4.6% increase in ADR.

•

Common Dividends. As previously reported on July 27, 2015, the Company announced a 6.7% increase in its quarterly dividend (distribution) on its common stock (and units) to $0.08 per share (and unit), payable on October 9, 2015 to stockholders (and unitholders) of record as of September 15, 2015.

•	Hotel EBITDA. The Company generated hotel EBITDA of approximately $12.0 million during the second quarter 2015, an increase of 4.6% or approximately $0.5 million over the second quarter 2014
•	Adjusted EBITDA. The Company generated adjusted EBITDA of approximately $10.8 million during the second quarter 2015, an increase of 2.4% or approximately $0.3 million over the second quarter 2014.
•	Adjusted FFO. The Company generated adjusted FFO of approximately $6.7 million during the second quarter 2015, an increase of 6.9% or approximately $0.4 million over the second quarter 2014.

Andrew M. Sims, Chairman and Chief Executive Officer of Sotherly Hotels Inc., commented, “Our efforts to upbrand more than 1,000 rooms of our 3,010 room portfolio caused a temporary decrease in occupancy in the second quarter of 2015.  With significant repositionings in full swing in Atlanta, GA, Jacksonville, FL, Houston, TX, and Laurel, MD, we experienced some growing pains that negatively affected performance in the quarter.  Additionally, we refinanced our Atlanta asset and put in place a ten year loan on favorable terms; however, the transaction resulted in charging off accrued loan initiation costs from the previous first mortgage.  All in all, we were pleased with the performance of the portfolio and look forward to leveraging the multiple asset repositionings in 2016.”

Subsequent Events

On July 1, 2015, the Company closed an equity sale and issuance of 3,000,000 shares of common stock, for net proceeds of approximately $19.8 million, after deducting offering-related expenses.  On July 17, 2015, the Company closed an additional equity sale and issuance of 435,000 shares of common stock in the amount of approximately $2.9 million, net, from the exercise of the underwriters’ option to purchase additional shares.  The Company contributed the net proceeds of this offering to its operating partnership in exchange for common units of partnership interest in the operating partnership. The operating partnership used the net proceeds from the offering to partially fund the cash portion of the purchase price for the acquisition of The Carlyle Group’s (“Carlyle”) 75.0% indirect interest in the Crowne Plaza Hollywood Beach Resort and related transaction expenses and for general corporate purposes.

On July 7, 2015, the Company obtained an $18.5 million secured mortgage with Bank of the Ozarks collateralized by a first mortgage on the Crowne Plaza Jacksonville Riverfront. The mortgage carries a 4-year term, bears interest at a floating rate of the 30-day LIBOR plus 3.5%, subject to a floor rate of 4.0% and provides for level payments of principal and interest on a monthly basis under a 25-year amortization schedule. The mortgage loan has a prepayment penalty if prepaid during the initial two years.  The maturity date is July 7, 2019, with a possible one year extension. The Company used the proceeds of the mortgage to repay the existing first mortgage on the Crowne Plaza Jacksonville Riverfront and to pay closing costs, and will use the balance of the proceeds to partially fund ongoing renovations at the Crowne Plaza Jacksonville Riverfront and for general corporate purposes.

On July 31, 2015, the transaction with Carlyle closed and indirect subsidiaries of the operating partnership acquired the remaining 75.0% interest in the joint venture entities that own the Crowne Plaza Hollywood Beach Resort, previously owned by Carlyle.  As a result, the operating partnership now has a 100% indirect ownership interest in the entities that own the Crowne Plaza Hollywood Beach Resort.

The purchase price for the remaining 75.0% interest in the Crowne Plaza Hollywood Beach Resort was a cash payment in the aggregate amount of approximately $26.3 million, subject to customary pro-rations. The existing mortgage loan secured by the Crowne Plaza Hollywood Beach Resort in the amount of $57.0 million issued by Bank of America, N.A. (the “Hollywood Mortgage Loan”) remains in place. The Hollywood Mortgage Loan matures in January 2017 and requires monthly payments of interest at a rate of LIBOR plus 3.95%. Pursuant to the purchase and sale agreement, the operating partnership was substituted for, and affiliates of Carlyle were released from, a guaranty and certain indemnification obligations relating to the Hollywood Mortgage Loan.

Balance Sheet/Liquidity

At June 30, 2015, the Company had approximately $24.1 million of available cash and cash equivalents, of which approximately $6.8 million was reserved for real estate taxes, insurance, capital improvements and certain other expenses or otherwise restricted. The Company had approximately $261.3 million in outstanding debt at a weighted average interest rate of approximately 5.31%.

Portfolio Update

At the Company’s Crowne Plaza hotel in Jacksonville, Florida, an estimated $7.0 million renovation and product improvement plan is currently underway in anticipation of the previously announced rebranding to the DoubleTree by Hilton Jacksonville Riverfront in September 2015. As of June 30, 2015, the Company had incurred costs totaling approximately $5.7 million.

At the Company’s Crowne Plaza hotel in Houston, Texas, renovations of the guestrooms and public spaces totaling an estimated $5.2 million are underway. As of June 30, 2015, the Company had incurred costs totaling approximately $2.4 million toward this renovation.  Renovations are expected to be completed in March 2016. We expect to convert the hotel to independent status as The Whitehall Hotel, as a member of Preferred Hotels & Resorts.

At the Company’s hotel in Atlanta, Georgia, an estimated $6.8 million guestroom renovation is underway. As of June 30, 2015, the Company had incurred costs totaling approximately $4.3 million toward this renovation. Renovations are expected to be completed in February 2016.

At the Company’s Holiday Inn hotel in Laurel, Maryland, an estimated $4.5 million renovation and product improvement plan is underway in anticipation of the previously announced rebranding to the DoubleTree by Hilton Laurel. As of June 30, 2015, the Company had incurred costs totaling approximately $2.5 million toward this renovation. Renovations are expected to be completed in December 2015.

2015 Outlook

The Company is updating its prior guidance for 2015, accounting for current and expected performance within its portfolio taking into account the impact of significant repositioning of the Company’s assets in Laurel, Maryland and Jacksonville, Florida, the Company’s recent issuance of additional common stock, as well as its recent acquisition of the Crowne Plaza Hollywood Beach Resort. The guidance is predicated on estimates of occupancy and ADR that are consistent with the most recent 2015 calendar year forecasts by Smith Travel Research for the market segments in which the Company operates.

The table below reflects the Company’s projections, within a range, of various financial measures for 2015, as compared to its prior guidance for 2015:

	Prior 2015 Guidance		Revised 2015 Guidance
	Low Range	High Range	Low Range	High Range
	($ in thousands except per share data)		($ in thousands except per share data)
Total revenue	$132,189	$135,460	$137,735	$142,650
Net income	4,460	5,515	4,212	5,515

EBITDA	31,890	32,895	33,954	35,004
Hotel EBITDA	35,925	36,820	38,737	39,637

FFO	17,010	18,065	16,417	17,472
Adjusted FFO	15,860	16,915	16,852	17,907

Net income per share attributable to the Company	$0.34	$0.44	$0.21	$0.28
FFO per share and unit	$1.29	$1.37	$1.10	$1.17
Adjusted FFO per share and unit	$1.20	$1.28	$1.13	$1.20

Earnings Call/Webcast

The Company will conduct its second quarter 2015 conference call for investors and other interested parties at 10:00 a.m. Eastern Time on Tuesday, August 11, 2015. The conference call will be accessible by telephone and through the Internet. Interested individuals are invited to listen to the call by telephone at 888-339-0107 (United States) or 855-669-9657 (Canada) or +1 412-902-4188 (International). To participate on the webcast, log on to www.sotherlyhotels.com at least 15 minutes before the call to download the necessary software. For those unable to listen to the call live, a taped rebroadcast will be available beginning one hour after completion of the live call on August 11, 2015 through June 30, 2016. To access the rebroadcast, dial 877-344-7529 and enter conference number 10067494. A replay of the call also will be available on the Internet at www.sotherlyhotels.com until June 30, 2016.

About Sotherly Hotels Inc.

Sotherly Hotels Inc. is a self-managed and self-administered lodging REIT focused on the acquisition, renovation, upbranding and repositioning of upscale to upper-upscale full-service hotels in the Southern United States. Currently, the Company’s portfolio consists of investments in twelve hotel properties, comprising 3,010 rooms. All of the Company’s properties, except for the Georgian Terrace, operate under the Hilton, Crowne Plaza, DoubleTree, Sheraton and Holiday Inn brands. Sotherly Hotels Inc. was organized in 2004 and is headquartered in Williamsburg, Virginia. For more information please visit www.sotherlyhotels.com.

Contact at the Company:

Scott Kucinski

Vice President – Operations & Investor Relations

Sotherly Hotels Inc.

410 West Francis Street

Williamsburg, Virginia 23185

757.229.5648

Forward-Looking Statements

This news release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Although the Company believes that the expectations and assumptions reflected in the forward-looking statements are reasonable, these statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions which are difficult to predict and many of which are beyond the Company’s control. Therefore, actual outcomes and results may differ materially from what is expressed, forecasted or implied in such forward-looking statements. Factors which could have a material adverse effect on the Company’s future results, performance and achievements, include, but are not limited to: national and local economic and business conditions that affect occupancy rates and revenues at the Company’s hotels and the demand for hotel products and services; risks associated with the hotel industry, including competition, increases in wages, energy costs and other operating costs; the magnitude and sustainability of the economic recovery in the hospitality industry and in the markets in which the Company operates; the availability and terms of financing and capital and the general volatility of the securities markets; risks associated with the level of the Company’s indebtedness and its ability to meet covenants in its debt agreements and, if necessary, to refinance or seek an extension of the maturity of such indebtedness or modify such debt agreements; management and performance of the Company’s hotels; risks associated with remediating and maintaining our system of internal controls; risks associated with the conflicts of interest of the Company’s officers and directors; risks associated with redevelopment and repositioning projects, including delays and cost overruns; supply and demand for hotel rooms in the Company’s current and proposed market areas; risks associated with our ability to maintain our franchise agreements with our third party franchisors; the Company’s ability to acquire additional properties and the risk that potential acquisitions may not perform in accordance with expectations; the Company’s ability to successfully expand into new markets; legislative/regulatory changes, including changes to laws governing taxation of REITs; the Company’s ability to maintain its qualification as a REIT; and the Company’s ability to maintain adequate insurance coverage. These risks and uncertainties are described in greater detail under “Risk Factors” in the Company’s Annual Report on Form 10-K and subsequent reports filed with the Securities and Exchange Commission. The Company undertakes no obligation to and does not intend to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise. Although the Company believes its current expectations to be based upon reasonable assumptions, it can give no assurance that its expectations will be attained or that actual results will not differ materially.

Financial Tables Follow…

SOTHERLY HOTELS INC.

CONSOLIDATED BALANCE SHEETS

	June 30, 2015	December 31, 2014
	(unaudited)
ASSETS
Investment in hotel properties, net	$263,831,439	$260,192,153
Investment in joint venture	1,880,824	1,982,107
Cash and cash equivalents	17,274,676	16,634,499
Restricted cash	6,817,281	6,621,864
Accounts receivable	4,203,338	1,908,762
Accounts receivable-affiliate	156,940	197,674
Prepaid expenses, inventory and other assets	6,225,252	3,334,401
Deferred income taxes	3,134,491	3,543,295
Deferred financing costs, net	4,331,736	5,405,288
TOTAL ASSETS	$307,855,977	$299,820,043
LIABILITIES
Mortgage loans	$208,434,927	$205,291,657
Unsecured notes	52,900,000	52,900,000
Accounts payable and accrued expenses	14,872,130	12,044,886
Advance deposits	1,628,919	1,220,729
Dividends and distributions payable	995,408	852,914
TOTAL LIABILITIES	$278,831,384	$272,310,186
Commitments and contingencies	—	—
EQUITY
Sotherly Hotels Inc. stockholders’ equity
Preferred stock, par value $0.01, 972,350 shares authorized, 0 shares issued and outstanding	—	—
Common stock, par value $0.01, 49,000,000 shares authorized, 10,855,714 shares and 10,570,932 shares issued and outstanding at June 30, 2015 and December 31, 2014, respectively	108,557	105,709
Additional paid in capital	59,854,743	58,659,799
Distributions in excess of retained earnings	(34,938,539)	(35,388,313)
Total Sotherly Hotels Inc. stockholders’ equity	25,024,761	23,377,195
Noncontrolling interest	3,999,832	4,132,662
TOTAL EQUITY	29,024,593	27,509,857
TOTAL LIABILITIES AND OWNERS' EQUITY	$307,855,977	$299,820,043

SOTHERLY HOTELS INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(unaudited)

	Three Months Ended	Three Months Ended	Six Months Ended	Six Months Ended
	June 30, 2015	June 30, 2014	June 30, 2015	June 30, 2014
REVENUE
Rooms department	$26,351,371	$25,416,248	$47,687,785	$42,869,437
Food and beverage department	8,605,316	9,020,055	16,332,123	15,271,738
Other operating departments	1,908,421	1,903,398	3,820,830	3,208,915
Total revenue	36,865,108	36,339,701	67,840,738	61,350,090
EXPENSES
Hotel operating expenses
Rooms department	6,498,077	6,278,583	12,341,017	11,030,109
Food and beverage department	5,700,236	5,936,451	11,105,621	10,006,821
Other operating departments	362,987	335,502	701,166	537,008
Indirect	12,332,869	12,189,910	23,801,212	21,673,784
Total hotel operating expenses	24,894,169	24,740,446	47,949,016	43,247,722
Depreciation and amortization	3,304,906	2,988,968	6,209,297	5,423,296
Corporate general and administrative	1,490,380	1,391,206	2,941,604	2,698,997
Total operating expenses	29,689,455	29,120,620	57,099,917	51,370,015
NET OPERATING INCOME	7,175,653	7,219,081	10,740,821	9,980,075
Other income (expense)
Interest expense	(3,840,435)	(3,925,428)	(7,614,970)	(6,808,867)
Interest income	15,308	5,267	25,409	7,156
Equity income in joint venture	24,368	17,417	498,717	404,968
Loss on early debt extinguishment	(698,083)	-	(698,083)	-
Gain on involuntary conversion of asset	37,833	-	37,833	-
Net income before income taxes	2,714,644	3,316,337	2,989,727	3,583,332
Income tax (provision) benefit	(955,535)	(563,782)	(516,760)	171,537
Net income	1,759,109	2,752,555	2,472,967	3,754,869
Add: Net income attributable to the noncontrolling interest	(327,999)	(585,866)	(466,523)	(805,178)
Net income attributable to the Company	1,431,110	$2,166,689	$2,006,444	$2,949,691
Net income per share attributable to the Company
Basic and diluted	$0.13	$0.21	$0.19	$0.29

Weighted average number of shares outstanding
Basic and diluted	10,768,730	10,353,677	10,682,743	10,290,047

SOTHERLY HOTELS INC.

KEY OPERATING METRICS

(unaudited)

The following tables illustrate the key operating metrics for the three and six months ended June 30, 2015 and 2014, respectively, for the Company’s wholly-owned properties during each respective reporting period (“actual” portfolio metrics) as well as the ten wholly-owned properties in the portfolio that were under the Company’s control during the three and six months ended June 30, 2015 and the corresponding period in 2014 (“same-store” portfolio metrics). Accordingly, the same-store data does not reflect the performance of the Georgian Terrace, which was acquired in March 2014, or for the Crowne Plaza Hollywood Beach Resort, which was acquired through a joint venture in August 2007 and in which the Company had a 25.0% indirect interest during each respective reporting period (prior to its acquisition of the remaining 75.0% interest in July 2015).

	Three Months Ended	Three Months Ended	Six Months Ended	Six Months Ended
	June 30, 2015	June 30, 2014	June 30, 2015	June 30, 2014
Actual Portfolio Metrics
Occupancy %	75.4%	77.1%	71.9%	72.5%
ADR	$142.41	$134.24	$135.91	$128.33
RevPAR	$107.33	$103.52	$97.65	$93.07
Same-Store Portfolio Metrics
Occupancy %	75.6%	76.1%	71.3%	70.9%
ADR	$141.51	$133.37	$131.82	$125.80
RevPAR	$106.95	$101.47	$93.96	$89.21

SOTHERLY HOTELS INC.

SUPPLEMENTAL DATA

(unaudited)

The following tables illustrate the key operating metrics for the three and six months ended June 30, 2015, 2014 and 2013, respectively, for each of the Company’s wholly-owned properties during each respective reporting period as well as the Company’s joint venture property, Crowne Plaza Hollywood Beach Resort, in which the Company owned a 25.0% interest, during each respective reporting period (prior to its acquisition of the remaining 75.0% interest in July 2015).

Occupancy

	Q2 2015	Q2 2014	Q2 2013
	6 mos 2015	6 mos 2014	6 mos 2013
Crowne Plaza Hampton Marina Hampton, Virginia	62.2%	55.7%	59.6%
	51.5%	47.9%	49.3%
Crowne Plaza Hollywood Beach Resort Hollywood, Florida	82.0%	83.1%	85.8%
	84.7%	86.3%	87.2%
Crowne Plaza Houston Downtown *Ϯ Houston, Texas	74.6%	79.1%	79.1%
	77.3%	79.3%	78.2%
Crowne Plaza Jacksonville Riverfront Ϯ Jacksonville, Florida	68.5%	72.9%	62.6%
	69.4%	69.4%	62.6%
Crowne Plaza Tampa Westshore Tampa, Florida	75.4%	71.4%	66.0%
	78.9%	78.4%	73.7%
DoubleTree by Hilton Philadelphia Airport Philadelphia, Pennsylvania	84.4%	82.3%	84.5%
	82.2%	80.8%	79.5%
DoubleTree by Hilton Raleigh Brownstone – University Raleigh, North Carolina	78.2%	77.3%	76.3%
	74.5%	75.2%	73.0%
The Georgian Terrace *Ϯ Atlanta, Georgia	74.6%	82.3%	77.8%
	71.3%	82.0%	73.0%
Hilton Savannah DeSoto Savannah, Georgia	85.9%	83.8%	77.0%
	80.1%	77.0%	72.5%
Hilton Wilmington Riverside Wilmington, North Carolina	80.7%	82.8%	80.6%
	70.5%	69.2%	72.6%
Holiday Inn Laurel West Ϯ Laurel, Maryland	59.5%	74.7%	79.9%
	53.5%	62.7%	69.3%
Sheraton Louisville Riverside Jeffersonville, Indiana	77.7%	74.8%	70.6%
	70.0%	67.3%	66.9%

*	Includes periods of non-ownership.
†	Property undergoing renovation during the current quarter.

ADR

	Q2 2015	Q2 2014	Q2 2013
	6 mos 2015	6 mos 2014	6 mos 2013
Crowne Plaza Hampton Marina Hampton, Virginia	$100.59	$105.38	$104.05
	$93.38	$95.50	$95.53
Crowne Plaza Hollywood Beach Resort Hollywood, Florida	$161.28	$149.91	$137.93
	$199.69	$179.69	$173.14
Crowne Plaza Houston Downtown *Ϯ Houston, Texas	$142.20	$144.03	$135.61
	$144.54	$143.43	$133.27
Crowne Plaza Jacksonville Riverfront Ϯ Jacksonville, Florida	$107.21	$98.96	$97.53
	$106.63	$98.26	$96.73
Crowne Plaza Tampa Westshore Tampa, Florida	$110.52	$107.04	$97.12
	$116.74	$111.09	$102.34
DoubleTree by Philadelphia Airport Philadelphia, Pennsylvania	$153.70	$141.84	$149.05
	$136.21	$134.01	$139.43
DoubleTree by Hilton Raleigh Brownstone – University Raleigh, North Carolina	$133.01	$124.23	$113.74
	$130.83	$122.03	$111.44
The Georgian Terrace *Ϯ Atlanta, Georgia	$148.45	$132.01	$132.68
	$154.92	$133.24	$134.78
Hilton Savannah DeSoto Savannah, Georgia	$164.69	$158.87	$148.59
	$158.92	$151.16	$144.29
Hilton Wilmington Riverside Wilmington, North Carolina	$147.10	$150.98	$148.09
	$136.54	$140.78	$137.67
Holiday Inn Laurel West Ϯ Laurel, Maryland	$102.22	$94.96	$93.14
	$95.83	$92.27	$92.40
Sheraton Louisville Riverside Jeffersonville, Indiana	$234.72	$207.21	$177.09
	$194.24	$173.08	$150.79

*	Includes periods of non-ownership.
†	Property undergoing renovation during the current quarter.

RevPAR

	Q2 2015	Q2 2014	Q2 2013
	6 mos 2015	6 mos 2014	6 mos 2013
Crowne Plaza Hampton Marina Hampton, Virginia	$62.54	$58.74	$61.99
	$48.11	$45.74	$47.08
Crowne Plaza Hollywood Beach Resort Hollywood, Florida	$133.54	$124.56	$118.86
	$169.15	$155.13	$150.97
Crowne Plaza Houston Downtown *Ϯ Houston, Texas	$106.09	$113.87	$107.26
	$111.71	$113.75	$104.28
Crowne Plaza Jacksonville Riverfront Ϯ Jacksonville, Florida	$73.46	$72.10	$61.03
	$73.95	$68.22	$60.50
Crowne Plaza Tampa Westshore Tampa, Florida	$83.29	$76.44	$64.13
	$92.07	$87.14	$75.40
DoubleTree by Philadelphia Airport Philadelphia, Pennsylvania	$129.71	$116.81	$125.89
	$111.97	$108.23	$110.88
DoubleTree by Hilton Raleigh Brownstone – University Raleigh, North Carolina	$104.03	$96.05	$86.82
	$97.53	$91.74	$81.32
The Georgian Terrace *Ϯ Atlanta, Georgia	$110.80	$108.58	$103.26
	$110.44	$109.23	$98.41
Hilton Savannah DeSoto Savannah, Georgia	$141.46	$133.07	$114.41
	$127.28	$116.34	$104.65
Hilton Wilmington Riverside Wilmington, North Carolina	$118.76	$124.98	$119.41
	$96.31	$97.39	$99.91
Holiday Inn Laurel West Ϯ Laurel, Maryland	$74.44	$70.89	$60.86
	$64.01	$57.87	$51.29
Sheraton Louisville Riverside Jeffersonville, Indiana	$182.33	$155.05	$124.95
	$135.91	$116.55	$100.82

*	Includes periods of non-ownership.
†	Property undergoing renovation during the current quarter.

SOTHERLY HOTELS INC.

RECONCILIATION OF NET INCOME (LOSS) TO

FFO, Adjusted FFO, EBITDA, Adjusted EBITDA and Hotel EBITDA

(unaudited)

	Three Months Ended	Three Months Ended	Six Months Ended	Six Months Ended
	June 30, 2015	June 30, 2014	June 30, 2015	June 30, 2014
Net income	$1,759,109	$2,752,555	$2,472,967	$3,754,869
Depreciation and amortization	3,304,906	2,988,968	6,209,297	5,423,296
Equity in depreciation and amortization of joint venture	111,101	138,818	222,245	277,502
Gain on involuntary conversion of asset	(37,833)	—	(37,833)	—
FFO	$5,137,283	$5,880,341	$8,866,676	$9,455,667
(Increase)/decrease in deferred income taxes	905,258	428,074	408,804	(307,245)
Acquisition costs	—	—	—	155,187
Loss on early debt extinguishment	698,083	—	698,083	—
Adjusted FFO	$6,740,624	$6,308,415	$9,973,563	$9,303,609

	Three Months Ended	Three Months Ended	Six Months Ended	Six Months Ended
	June 30, 2015	June 30, 2014	June 30, 2015	June 30, 2014
Net income (loss)	$1,759,109	$2,752,555	$2,472,967	$3,754,869
Interest expense	3,840,435	3,925,428	7,614,970	6,808,867
Interest income	(15,308)	(5,267)	(25,409)	(7,156)
Income tax provision (benefit)	955,535	563,782	516,760	(171,537)
Depreciation and amortization	3,304,906	2,988,968	6,209,297	5,423,296
Equity in interest, depreciation and amortization of joint venture	274,734	297,042	547,343	597,266
Loss on early debt extinguishment	698,083	—	698,083	—
Gain on involuntary conversion of asset	(37,833)	—	(37,833)	—

EBITDA	10,779,661	10,522,508	17,996,178	16,405,605
Acquisition costs	—	—	—	155,127

Adjusted EBITDA	10,779,661	10,522,508	17,996,178	16,560,732

Corporate general and administrative	1,490,380	1,391,206	2,941,604	2,543,870
Equity in Adjusted EBITDA of joint venture	(299,102)	(314,459)	(1,046,060)	(1,002,234)
Net lease rental income	—	(87,500)	—	(175,000)
Other fee income	(73,435)	(69,129)	(179,064)	(165,569)
Hotel EBITDA	$11,897,504	$11,442,626	$19,712,658	$17,761,799

Non-GAAP Financial Measures

The Company considers the non-GAAP measures of FFO (including FFO per share), EBITDA and hotel EBITDA to be key supplemental measures of the Company’s performance and could be considered along with, not alternatives to, net income (loss) as a measure of the Company’s performance. These measures do not represent cash generated from operating activities determined by generally accepted accounting principles (“GAAP”) or amounts available for the Company’s discretionary use and should not be considered alternative measures of net income, cash flows from operations or any other operating performance measure prescribed by GAAP.

FFO

Industry analysts and investors use Funds from Operations (“FFO”), as a supplemental operating performance measure of an equity REIT. FFO is calculated in accordance with the definition adopted by the Board of Governors of the National Association of Real Estate Investment Trusts (“NAREIT”). FFO, as defined by NAREIT, represents net income or loss determined in accordance with GAAP, excluding extraordinary items as defined under GAAP and gains or losses from sales of previously depreciated operating real estate assets, plus certain non-cash items such as real estate asset depreciation and amortization, and after adjustment for any noncontrolling interest from unconsolidated partnerships and joint ventures. Historical cost accounting for real estate assets in accordance with GAAP implicitly assumes that the value of real estate assets diminishes predictably over time. Since real estate values instead have historically risen or fallen with market conditions, many investors and analysts have considered the presentation of operating results for real estate companies that use historical cost accounting to be insufficient by itself.

The Company considers FFO to be a useful measure of adjusted net income (loss) for reviewing comparative operating and financial performance because we believe FFO is most directly comparable to net income (loss), which remains the primary measure of performance, because by excluding gains or losses related to sales of previously depreciated operating real estate assets and excluding real estate asset depreciation and amortization, FFO assists in comparing the operating performance of a company’s real estate between periods or as compared to different companies. Although FFO is intended to be a REIT industry standard, other companies may not calculate FFO in the same manner as we do, and investors should not assume that FFO as reported by us is comparable to FFO as reported by other REITs.

EBITDA

The Company believes that excluding the effect of non-operating expenses and non-cash charges, and the portion of those items related to unconsolidated entities, all of which are also based on historical cost accounting and may be of limited significance in evaluating current performance, can help eliminate the accounting effects of depreciation and financing decisions and facilitate comparisons of core operating profitability between periods and between REITs, even though EBITDA also does not represent an amount that accrued directly to shareholders.

Hotel EBITDA

The Company defines hotel EBITDA as net income or loss excluding: (1) interest expense, (2) interest income, (3) equity in the income or loss of equity investees, (4) unrealized gains and losses on derivative instruments not included in other comprehensive income, (5) gains and losses on disposal of assets, (6) realized gains and losses on investments, (7) impairment of long-lived assets or investments, (8) loss on early debt extinguishment, (9) corporate general and administrative expense; (10) depreciation and amortization; and (11) other operating revenue not related to the Company’s wholly-owned portfolio. We believe this provides a more complete understanding of the operating results over which the Company’s wholly-owned hotels and its operators have direct control. We believe hotel EBITDA provides investors with supplemental information on the on-going operational performance of the Company’s hotels and the effectiveness of third-party management companies operating the Company’s business on a property-level basis. The Company’s calculation of hotel EBITDA may be different from similar measures calculated by other REITs.

Adjusted FFO and Adjusted EBITDA

The Company presents adjusted FFO, including adjusted FFO per share and unit, and adjusted EBITDA, which adjusts for certain additional items including any unrealized gain (loss) on its hedging instruments or warrant derivative, loan impairment losses, losses on early extinguishment of debt, aborted offering costs, costs associated with the departure of executive officers and acquisition transaction costs. The Company excludes these items as it believes it allows for meaningful comparisons between periods and among other REITs and is more indicative of the on-going performance of its business and assets. The Company’s calculation of adjusted FFO and adjusted EBITDA may be different from similar measures calculated by other REITs.